Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-105706, 333- 34092 and 333-157372 on Form S-8 of The Hartford Financial Services Group, Inc. of our report dated June 16, 2022, relating to the financial statements and supplemental schedule of The Hartford Investment and Savings Plan, appearing in this Annual Report on Form 11-K of The Hartford Investment and Savings Plan for the year ended December 31, 2021. /s/ Deloitte & Touche LLP Hartford, Connecticut June 16, 2022